UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2019

WHERE FOOD COMES FROM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado (State or Other Jurisdiction of Incorporation)	333-133634 (Commission File Number)	43-1802805 (I.R.S. Employer Identification No.)

202 6th Street, Suite 400
Castle Rock, Colorado		80104
(Address of Principal Executive Offices)		(Zip Code)

(303) 895-3002
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐     Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On December 17, 2019, Where Food Comes From, Inc. (“WFCF” or “the Company”) exercised its call option to purchase the remaining 40% of the outstanding stock of SureHarvest Services, LLC (“SureHarvest”) in exchange for aggregate consideration of approximately $1,547,000, which includes $1,000,000 in cash and 303,951 shares of common stock of WFCF valued at approximately $547,000 based upon the closing price of our stock on December 17, 2019, of $1.80 per share.

The transaction will be financed with cash on hand.

As previously reported, on December 28, 2016, the Company acquired a 60% interest in SureHarvest in exchange for total consideration of approximately $2.8 million, comprised of approximately $1,122,000 in cash and 850,852 shares of common stock of WFCF valued at approximately $1,710,000 based on the closing price of our stock on December 28, 2016, of $2.01 per share.

On December 30, 2016, the Company filed a Current Report on Form 8-K (the “Initial 8-K”) to report, among other things, the signing of the Asset Purchase Agreement, the Amended and Restated Operating Agreement, and the Employment Agreement, dated December 28, 2016. A copy of the Asset Purchase Agreement, the Amended and Restated Operating Agreement, and the Employment Agreement (the Agreements) were filed as Exhibit 2.1, 2.2 and 2.3, respectively, and are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHERE FOOD COMES FROM, INC. (Registrant)
	By:	/s/ Dannette Henning
Date: December 18, 2019		Dannette Henning
Chief Financial Officer